UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2025
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Immuneering Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40675	26-1976972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
245 Main St.
Second Floor
Cambridge, MA 02142
(Address of principal executive offices) (Zip Code)
(617) 500-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	IMRX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 13, 2025, Immuneering Corporation (the “Company”) held its Annual Meeting of Stockholders. A total of 24,866,430 shares of the Company’s Class A common stock were present in person or represented by proxy at the meeting, representing approximately 69.1 percent of the Company’s outstanding Class A common stock as of the April 17, 2025 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 21, 2025.

Item 1 — Election of three Class I directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

		Votes	Votes	Broker Non-
NOMINEE	Votes FOR	AGAINST	WITHHELD	Votes
Ann E. Berman	13,230,831	0	1,625,960	10,009,639
Diana F. Hausman, M.D.	13,564,145	0	1,292,646	10,009,639
Thomas J. Schall, Ph.D.	14,630,652	0	226,139	10,009,639

Item 2 — Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

		Votes
Votes FOR	Votes AGAINST	ABSTAINED	Broker Non-Votes
24,648,142	191,884	26,404	0

Based on the foregoing votes, Ann E. Berman, Diana F. Hausman, M.D. and Thomas J. Schall, Ph.D. were elected as Class I directors and Item 2 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNEERING CORPORATION

Date: June 16, 2025	By:	/s/ Michael D. Bookman
Name: Michael D. Bookman
Title: Chief Legal Officer and Secretary